Exhibit 99

NEWS RELEASE	For more information:
For Immediate Release	Mary Ryan
630-734-2383

Aftermarket Technology Corp. Announces

Proposed Public Secondary Offering

DOWNERS GROVE, Illinois, Thursday, March 3, 2005—Aftermarket Technology Corp. (NASDAQ:ATAC), announced a proposed underwritten public secondary offering of up to 6,250,000 million shares of its common stock, to be offered by existing stockholders of the Company, including the Aurora Capital Group stockholders.  Certain of the selling stockholders have also granted the underwriters an option to purchase an additional 935,782 shares of common stock to cover over-allotments, if any.  The Company will not receive any of the proceeds of the secondary offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ATC is headquartered in Downers Grove, Illinois.  The Company provides outsourced engineered solutions and supply chain logistics services to the light vehicle (cars and light trucks) aftermarket and consumer electronics industries.

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The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, which depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings made by the Company with the Securities and Exchange Commission.